SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 1, 1996


                               A.G. HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


                                   Washington
                 (State or other jurisdiction of incorporation)


               0-23180                                                91-1253514
(Commission File Number)                       (IRS Employer Identification No.)


45110 Club Drive, Suite B, Indian Wells, California                        92210
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code            619-360-1042

Item 4.  Changes in Registrant's Certifying Accountant.

         1.       (i)      The Registrant's former independent accountant,
Terrence J. Dunne,
certified public accountat ("Dunne") resigned from that capacity on or about November 1, 1996.

                  (ii) The report by Dunne on the financial statements of the Registrant dated November 8, 1994, including a statement of financial position as of April 30, 1994 and the statements of operations, cash flows and statement of changes in stockholders' equity for the year ended April 30, 1994, did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a statement as to the going concern nature of the Registrant.

                  (iii) During the period covered by the financial statements through the date of resignation of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                  A letter from the former independent accountant for the Registrant is attached as an Exhibit to this Form 8-K.

         2. On November 1, 1996 the Registrant engaged Pritchett, Siler & Hardy P.C. as its new independent accountant.

Item 7.  Exhibits.

                  16.1     Letter from Terrence J. Dunne, CPA, former principal
                         accountant for the
                           Registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:            April 2, 1997                              A.G. HOLDINGS, INC.


                                                    By:      /s/ Dempsey K. Mork
                                                                 Dempsey K. Mork
                                                                       President